LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("Agreement") is entered into as of this 29th day of December, 1999, by and between Sun West Enterprises, Inc., a Nevada corporation ("Licensee"), and Dr. Robert Milne ("Licensor").

                                    RECITALS

     A. The Licensor has developed a photon light activated food supplement that will provide consumers with the benefits of eating green vine ripened fruit and vegetables in a small package.

     B. Licensee desires to acquire, and the Licensor desires to grant to Licensee, the exclusive right to the use of the above described food supplement together with all improvements thereto, as well as all patents, trademarks, service marks, copyrights, trade names, and other incidents of ownership of the product (collectively, the "Product"), on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                                    ARTICLE I
                                GRANT OF LICENSE

     1.1 Grant of Exclusive License. The Licensor hereby grants, and Licensee hereby accepts, the sole and exclusive right to use, sublicense and otherwise exploit the Product in any manner anywhere in the world Licensee determines, in its sole and absolute discretion, to be appropriate.

                                   ARTICLE II
                                     PAYMENT

     2.1 Licensing Fees. Licensee shall pay to the Licensor, on a monthly basis and within fifteen days of the end of each calendar month during the License Period

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(hereinafter  defined),  a licensing  fee in the amount of Ten Cents ($0.10) per each 100 capsules of Product sold.

     2.2 Sublicensing Fees. In the event that the Licensee sublicenses the Product during the License Period, Licensee shall pay to the Licensor, on a monthly basis and within fifteen days of the end of each calendar month during the License Period, a sublicensing fee in the amount of Five Cents ($0.05) per each 100 capsules of Product sold by any sublicensee of the Licensee.

     2.3 Sales Reports. Licensee shall provide the Licensor with a written report of all Product sales in detail satisfactory to the Licensor at the time Licensee pays its monthly licensing fees. The Licensor shall have the right to request additional, reasonable detail or information, which Licensee shall promptly provide, pertaining to any such report.

     2.4 Payment of Taxes.  Licensee shall pay all taxes that may be assessed on
the  Product  or  any  item  derived   therefrom  by  Licensee  or  its  use  or
distribution, including sales taxes.

     2.5 Inspection of Books and Records. Licensee shall keep complete, true and correct books and records specifying the sales and other data, in detail satisfactory to the Licensor to calculate the licensing fees payable pursuant to this Agreement. The Licensor shall have the right to inspect all financial books, records, reports and statements of Licensee at Licensee's premises or wherever the same may be maintained, during normal business hours. The Licensor right to inspect shall apply to its duly authorized attorney, accountant, representative, agent or advisor.

                                   ARTICLE III
                                 PROPERTY RIGHTS

     3.1 Title to Product. Title to the Product is reserved to the Licensor. The Licensor is and shall remain the sole and exclusive owner of the Product, to the exclusion of all others. Licensee shall take no acts inconsistent with the foregoing.

     3.2 Infringement or Litigation. The Licensee shall promptly notify the Licensor of any infringement of the licensed Product and any litigation instituted by any person, firm, corporation, or governmental entity against the Licensee or Licensor involving the licensed Product or the ownership thereof. In the event the Licensor undertakes the defense or prosecution of any litigation relating to the licensed Product, the Licensee shall execute any and all documents and do any such act or thing as may, in the opinion of counsel for the Licensor, be necessary to carry out such defense or prosecution.

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                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

The Licensor hereby represents and warrants to Licensee as follows:

     4.1 Warranty of Title. The Licensor has good title to the Product and the right to license its use to Licensee free of any proprietary rights of any other party or any other encumbrance whatsoever.

     4.2 Full Power and Authority. The Licensor has full power and authority to grant to Licensee the license specified in Section 1.1 of this Agreement and the Licensor has not done or omitted to do and will not do or omit to do any act or thing by license, grant or otherwise, which will or may impair or encumber any of the rights granted in this Agreement or interfere with Licensee's full enjoyment of said rights. The Licensor is not aware of any claims or litigation pending or threatened, which will or might adversely affect any of the rights granted to Licensee.

     4.3 Indemnification. The Licensor will, at its expense and at Licensee's request defend any claim or action brought against Licensee to the extent it is based on a claim that the Property infringes or violates any patent, copyright, trademark, trade secret or other proprietary right of a third party, and the Licensor will indemnify and hold Licensee harmless from and against any liability, loss, damages, costs, fees or expenses, incurred by Licensee, including, but not limited to, fees of attorneys and other professionals; provided the Licensor is notified promptly in writing, and is given all necessary information and the authority required for the defense and settlement of any such suit or proceeding. The Licensor will not settle or compromise any claim or action on Licensee's behalf without Licensee's written permission and in the event Licensee and the Licensor agrees to settle a claim or action, the Licensor agrees not to disclose the settlement nor to permit the party claiming infringement to disclose the settle without first obtaining Licensee's written permission.

                                    ARTICLE V
                              TERM AND TERMINATION

     5.1 License Period. The licenses granted in this Agreement shall remain in force for a period of five (5) years from the date of this Agreement, unless terminated prior to that time as provided in Section 5.3 of this Agreement ("License Period"). The term of this Agreement shall be renewed automatically for succeeding periods of three (3) years each unless either party gives to the other party notice, at least one hundred eighty (180) days prior to the expiration of any term, of the noticing party's intention not to renew the term of this Agreement.

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     5.2 Expiration of License Period.  Upon  expiration of License  Period,  or other termination pursuant to this Agreement, Licensee shall immediately cease all activities with regard to the Product and all right, title and interest of Licensee in and to the Product shall terminate and vest in the name of the Licensor.

     5.3 Cause for Termination. The licenses granted in this Agreement shall be terminated automatically and without further notice upon the occurrence of any of the following:

          (a) Expiration of the term specified in Section 5.1, or of any optional renewal term in the absence of a subsequent renewal in accordance with the terms of this Agreement;

          (b) Refusal by Licensee to pay any periodic license fee therein provided for in this Agreement;

          (c) Cessation of business by Licensee or any successor or assign to whom the licenses granted in this Agreement have been legitimately transferred; and,

          (d)  Commission  by  Licensee of an event of default as  specified  in
     Section 5.4.

     5.4 Events of Default. Licensee shall have committed an event of default, and this Agreement and the licenses granted hereunder shall terminate, if any of the following occur:

          (a) Licensee attempts to use the Product in any manner contrary to the terms of this Agreement;

          (b) Licensee fails or neglects to perform or observe any of its existing or future obligations under this Agreement, including, without limitation, the timely payment of any sums due the Licensor within thirty
     (30) days after notice that the payment is delinquent;

          (c) Licensee makes an assignment of Licensee's business for the benefit of creditors;

          (d) A petition in bankruptcy is filed by or against Licensee;

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          (e) A receiver, trustee in bankruptcy, or similar officer is appointed to take charge of all or part of Licensee's property; and,

          (f) Licensee is adjudicated a bankrupt.

                                   ARTICLE VI
                    NON-DISCLOSURE OF PROPRIETARY INFORMATION

     6.1 Non-Disclosure of Proprietary and Confidential Information By Licensee. In consideration and recognition of the fact that during the License Period, Licensee may have access to Proprietary Information (as used in this Article VI, "Proprietary Information" shall mean and include, without limitation, any and all data concerning the Licensor's research, Product, manufacturing processes, inventions, improvements, discoveries (whether or not patentable), "know-how", training and techniques, and any other information of a similar nature disclosed to Licensee or otherwise made known to Licensee as a consequence of or through this Agreement during the term hereof. The term Proprietary Information shall not include any information that (i) at the time of the disclosure or thereafter is or becomes generally available to and known by the public, other than as a result of a disclosure by Licensee or any agent or representative of Licensee in violation of this Agreement, or (ii) was available to Licensee on a non-confidential basis from a source other than the Licensor, or any of the Licensor's officers, directors, employees, agents or other representatives) or other information and data of a secret and proprietary nature which the Licensor desires to keep confidential, and that the Licensor has furnished, or during the term will furnish such information to Licensee, Licensee agrees and acknowledges (as used in this Article VI, Licensee shall mean and include, Licensee and any subsidiaries, affiliates, related entities, officers, agents, shareholders, partners, principals and/or employees) that the Licensor has exclusive proprietary rights to all Proprietary Information, and Licensee hereby assigns to the Licensor all rights that it might otherwise possess in any Proprietary Information. Except as required in the performance of Licensee's duties to the Licensor, and only after obtaining the express written permission of Licensor, the Licensee will not at any time during or after the term hereof, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Proprietary Information relating to the Licensor or the Licensor's products, including the Product.
Licensee shall deliver to the Licensor any and all copies of Proprietary Information in the possession or control of Licensee upon the expiration or termination of this Agreement, or at any other time upon request by the Licensor. The provisions of this section shall survive the termination of this Agreement.

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                                   ARTICLE VII
                          INDEPENDENT CONTRACTOR STATUS

     7.1 Status of Licensee. Licensee is not an employee of the Licensor for any purpose whatsoever, but is an independent contractor. The Licensor is interested only in the results obtained by Licensee, who shall have the sole control of the manner and means of performing under this Agreement. The Licensor shall not have the right to require Licensee to do anything which would jeopardize the relationship of independent contractor between Licensee and the Licensor. Licensee does not have, nor shall it hold itself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or obligating the Licensor, or to pledge the Licensor's credit, or to extend credit in the Licensor's name unless the Licensor shall consent thereto in advance in writing. The Licensee shall have the right to appoint or otherwise designate suitable representatives (herein collectively referred to as "Licensee's Representatives"). Licensee shall be solely responsible for Licensee's representatives and their acts. Licensee's Representatives shall be at Licensee's own risk, expense, and supervision, and Licensee's Representatives shall not have any claim against the Licensor for salaries, commissions, items of cost, or other form of compensation or reimbursement, and Licensee represents, warrants, and covenants that Licensee's Representatives shall be subordinate to Licensee and subject to each and all of the terms, provisions and conditions applying to Licensee hereunder.

                                  ARTICLE VIII
                          GENERAL TERMS AND CONDITIONS

     8.1 Notices. All written notices or other written communications required under this Agreement shall be deemed properly given when provided to the parties entitled thereto by personal delivery (including delivery by commercial services such as messengers and airfreight forwarders), by electronic means (such as by electronic mail, telex or facsimile transmission) or by mail sent registered or certified mail, postage prepaid at the following addresses (or to such other address of a party designated in writing by such party to the others):


     If to the Licensor:                        Dr. Robert Milne
                                                2432 Green[ILLEGIBLE]
                                                Henderson, [ILLEGIBLE]
                                                Fax: 202-456-9777




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     If to the Licensee:                        Sun West Enterprises, Inc.
                                                2505 Rancho Bel Air
                                                Las Vegas, Nevada 89107
                                                Fax: 202-878-8310

All notices given by electronic means shall be confirmed by delivering to the party entitled thereto a copy of said notice by certified or registered mail, postage prepaid, return receipt requested. All written notices shall be deemed delivered and properly received upon the earlier of two (2) days after mailing the confirmation notice or upon actual receipt of the notice provided by personal delivery or electronic means.

     8.2 Assignment of Contract. Licensee may assign or otherwise transfer its rights pursuant to this Agreement, including the license granted hereunder, with the prior written consent of the Licensor. Any attempt to make such an assignment without the Licensor's consent shall be void. The Licensor's consent shall not be unreasonably withheld.

     8.3 Amendments. The Licensor and Licensee agree that this Agreement shall be modified only by a written agreement duly executed by persons authorized to execute agreements on their behalf.

     8.4 Waivers. No waiver by either party, expressed or implied, of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition, obligation or of any term, condition or obligation of this Agreement of the same or different nature.

     8.5 Attorneys' Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

     8.6 Severability. If any part of this Agreement is adjudged by any court of competent jurisdiction to be invalid, that judgment shall not affect or nullify the remainder of this Agreement, and the effect shall be confined to the part immediately involved in the controversy adjudged.

     8.7 Governing Law. This Agreement shall be deemed to have been made in the State of Nevada, and shall be construed pursuant to the laws of the State of Nevada.

     8.8   Complete   Agreement.   This   Agreement   sets  forth  the  complete
understanding of the parties relating to the subject matter hereof and supersedes all prior written and oral

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agreements and  understandings.  This Agreement and any provision  hereof may be amended, modified or waived only by an instrument in writing signed by a duly authorized representative of the party against whom such amendment, modification or waiver is sought to be enforced. In the event of any conflict between the provisions of this Agreement and the provisions of any document other than a modification hereof, this Agreement shall prevail.

     8.9 Disclaimer. The Licensee acknowledges that it has conducted an independent investigation of the Agreement being offered to it by the Licensor and recognizes that the business venture contemplated by this Agreement involves certain business risk and that the success or failure of the Licensee will be largely dependent upon the ability and resourcefulness of the Licensee as an independent businessman. The Licensor expressly disclaims the making of, and the Licensee hereby acknowledges that it has not received any warranty or guarantee express or implied as to the potential volume, profits, or success of the Licensee's sale and promotion of the Product. The Licensor shall not by virtue of the approval or advice provided to the Licensee assume responsibility or liability to the Licensee or to any third person or party for the success of or failure of Licensee's business. The Licensee acknowledges that it received a copy of this Agreement for his review at least three days prior to the date of execution.

     8.10 Subject Headings. The subject headings of the paragraphs of this Agreement are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

     8.11  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.12 Interpretations and Definitions. In this Agreement whenever the context so requires, the gender includes the neuter, feminine and masculine and the number includes the singular and the plural and the words "person" and "party" include individuals, corporations, partnerships, firms, trusts or associations. All references to dollars shall mean U.S. dollars.

     8.13 Custom. All parties to this Agreement shall have the right at all times to enforce the provisions contained in this Agreement, and in all other agreements and documents required or provided for herein, in strict accordance with the terms thereof, notwithstanding any custom or practice in the area or any conduct or continuing conduct on the part of any party hereto to the contrary unless expressly agreed to in writing. The failure of any party hereto, at any time or from time to time, to enforce any of its rights

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under any provision  herein,  strictly in accordance with the same, shall not be construed as varying the terms hereof, in any way or manner, contrary to the specific provisions of this Agreement or be construed as modifying or waiving such provision.

     8.14 Force Majeure. No party shall be liable for any failure or delay in performing its obligations hereunder due to any external cause beyond its reasonable control, including without limitation, fire, accident, acts of the public enemy, war, rebellion, labor dispute or unrest, insurrection, sabotage, transportation delays, shortage of raw materials, energy or machinery, acts of God, government or the judiciary, or other matters beyond the reasonable control of a party.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

LICENSEE

SUN WEST ENTERPRISES, INC.


By: /s/ Thomas Krucker
    -----------------------------
     Thomas Krucker
Its: President

LICENSOR

/s/ Robert Milne
----------------------------
Dr. Robert Milne

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